Exhibit 3.1

HOMELAND PRECIOUS METALS CORP.

ARTICLES
TABLE OF CONTENTS
PART	ARTICLE	SUBJECT
1	INTERPRETATION
	1.1	Definition
	1.2 & 1.3	Construction of Words
	1.4	Company Act Definitions Applicable
	1.5	Table "A" Inapplicable

2	SHARES AND SHARE CERTIFICATES
	2.1	Authorized Capital
	2.2	Form of Certificate
	2.3	Member Entitled to Certificate
	2.4	Delivery of Certificate
	2.5	Replacement of Lost or Defaced Certificate
	2.6	Recognition of Trusts
	2.7	Execution of Certificates
	2.8	Delivery to Joint Holders

3	ISSUE OF SHARES
	3.1	Commencement of Business
	3.2	Directors Authorized
	3.3	Conditions of Allotment
	3.4	Commissions
	3.5	Brokerage
	3.6	Conditions of Issue
	3.7	Price of Shares Without Par Value
	3.8	Share Purchase Warrants

4	SHARE TRANSFERS
	4.1	Transferability and Instrument of Transfer
	4.2	Submission of Instruments of Transfer
	4.3	Execution of Instrument of Transfer
	4.4	Enquiry as to Title Not Required

4.5	Transfer Fee
4.6	Registrars and Transfer Agents

5	TRANSMISSION OF SHARES
	5.1	Personal Representative Recognized on Death
	5.2	Persons in Representative Capacity
	5.3	By Statute or Court Order

6	ALTERATION OF CAPITAL
	6.1	Ordinary Resolution Required
	6.2	Increase of Maximum Selling Price
	6.3	Articles Apply to New Capital
	6.4	Designation of Shares
	6.5	Alter Articles to Define and Attach Rights/Restrictions
	6.6	Types of Preferred Shares and their Characteristics
	6.7 & 6.8	Preferred Share Entitlements
	6.9	Class Meetings of Members

7	PURCHASE OF SHARES
	7.1	Company Authorized to Purchase its Shares
	7.2	Directors to Decide on Shares Redeemed
	7.3	Sale and Voting of Purchased or Redeemed Shares

8	BORROWING POWERS
	8.1	Powers of Directors
	8.2	Negotiability of Debt Obligations
	8.3	Special Rights on Debt Obligations
	8.4	Registers of Debt Obligations and Holders Thereof

	8.5	Execution of Debt Obligation Documents
	8.6	Delivery of Debentures
	8.7	Corporation to Acquire Shares
	8.8	No limits or Restrictions for Borrowing

9	GENERAL MEETINGS
	9.1	Annual General Meetings
	9.2	Waiver of Annual General Meeting
	9.3	Classification of General Meetings
	9.4	Calling of Meetings
	9.5	Requisition of General Meetings

9.6	Notice for General Meetings
9.7	Waiver of Notice
9.8	Notice of Special Business at General Meeting

10	PROCEEDINGS AT GENERAL MEETINGS
	10.1	Special Business
	10.2	Quorum
	10.3	Requirement of Quorum
	10.4	Lack of Quorum
	10.5	Chairman
	10.6	Alternate Director
	10.7	Adjournments
	10.8	Decisions by Show of Hands or Poll
	10.9	Resolution Need Not Be Seconded
	10.10	Casting Vote
	10.11	Manner of Taking Poll
	10.12	Casting of Votes
	10.13	Demand for Poll
	10.14	Demand for Poll Not to Prevent Continuance of Meeting
	10.15	Retention of Ballots Cast on a Poll

11	VOTES OF MEMBERS
	11.1	Number of Votes per Share or Member
	11.2	Votes of Persons in Representative Capacity
	11.3	Votes by Joint Holders
	11.4	Representative of a Corporate Member
	11.5	Votes by Committee of a Member
	11.6	Appointment by Proxyholders
	11.7	Execution of Proxy Instrument
	11.8	Qualification of a Proxyholder
	11.9	Deposit of Proxy
	11.10	Validity of Proxy Vote
	11.11	Form of Proxy

12	DIRECTORS
	12.1	Responsible for Management
	12.2	Number of Directors
	12.3	Share Qualification of Directors
	12.4	Remuneration and Expenses of Directors
	12.5	Appointment of Attorneys
	12.6	Directors Interested in Transactions with Company
	12.7	Right to Office and Contract with Company
	12.8	Director Acting in Professional Capacity
	12.9	Directors Interested in Other Corporate Entities
	12.10	Alternate Directors

13	TERMINATION OF DIRECTORSHIP OF DIRECTORS
	13.1	Ground for Termination

14	RETIREMENT AND ELECTION OF DIRECTORS
	14.1	Election at Annual General Meetings
	14.2	Removal of Directors
	14.3	Filling a Casual Vacancy

15	PROCEEDINGS OF DIRECTORS
	15.1	Meetings - Quorum - Chairman
	15.2	Call and Notice of Meetings
	15.3	Competence of Quorum
	15.4	Continuing Directors May Act During a Vacancy
	15.5	Appointment of Directors Committees
	15.6	Committee Chairman
	15.7	Committee Meetings
	15.8	Validity of Meetings Where Directorship Deficient
	15.9	Newly Elected Directors
	15.10	Waiver of Notice of Meetings
	15.11	Majority Rule
	15.12	Resolution in Writing Effective
	15.13	Meetings by Conference Telephone

16	OFFICERS
	16.1	President and Secretary Required
	16.2	Directors Authority
	16.3	Disclosure of Conflicting Interests
	16.4	Duties of Secretary

17	MINUTES, DOCUMENTS AND RECORDS
	17.1	Minutes to be Kept
	17.2	Records Office

18	EXECUTION OF DOCUMENTS
	18.1	Seal Optional
	18.2	Official Seal
	18.3	Affixation of Seal to Documents
	18.4	Mechanical Reproduction of Signatures

19	DIVIDENDS
	19.1	Declaration of Dividends
	19.2	Proportionate to Number of Shares Held
	19.3	Dividend Bears No Interest
	19.4	Payment in Specie Permitted
	19.5	Capitalization of Undisturbed Surplus
	19.6	Payment of Dividends
	19.7	No Payment of Dividends
	19.8	Effect of Transfer of Shares
	19.9	Fractional Shares
	19.10	Reserves

20	ACCOUNTS
	20.1	Accounts to be Kept
	20.2	Location of Accounts
	20.3	Inspection of Accounts

21	NOTICES
	21.1	Definition
	21.2	Method of Giving Notice
	21.3	Notice to Joint Holders
	21.4	Notice to Personal Representative

	21.5	Notice Deemed Effective
	21.6 & 21.7	Date Notice Deemed Given
	21.8	Persons to Receive Notice

22	INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS, EMPLOYEES, AND CERTAIN AGENTS
	22.1	Party to Legal Proceedings
	22.2	Expenses Incurred
	22.3	Officers, Employees, Agents
	22.4	Extent of Indemnification
	22.5	Persons Undertaking Liabilities
	22.6	Limitation of Liability
	22.7	Directors May Rely on Officers
	22.8	Company May Purchase Insurance
	22.9	Indemnification Shall Continue

23	PROHIBITIONS AND RESERVATIONS
	23.1	Transfer of Shares
	23.2	Reserve Right to Amend

24	RESTRICTIONS ON SHARE TRANSFERS
	24.1	Directors May Decline to Register Transfers
	24.2	Offer to Other Members

25	RIGHTS AND RESTRICTIONS ATTACHED TO SHARES
	25.1	Shares Have Rights and Restrictions
	25.2	Class "A" Shares Rights and Restrictions
	25.3	Class "B" Shares Rights and Restrictions
	25.4	Redemption Price
	25.5	Taxing Authority Considerations
	25.6	Acknowledgement of Terms
	25.7	Final Determination
	25.8	Redemption Price Adjustment

"COMPANY ACT"
ARTICLES OF
PART 1 - INTERPRETATION

1.1
In these Articles, unless the context otherwise requires:

(a)	"Board of Directors" or "Board" means the directors of the Company for the time being;
(b)	"casual vacancy" shall mean any vacancy occurring in the Board of Directors of the Company save and except for a vacancy occurring at an annual general meeting of the Company;
(c)

"Company Act" means the Company Act of the Province of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(d)	"directors" means the directors of the Company for the time being;
(e)	"month" means calendar month;
(f)	"ordinary resolution" has the meaning assigned thereto by the Company Act;
(g)	"register" means the register of members to be kept pursuant to the Company Act;
(h)	"registered address" of a member shall be his address as recorded in the register;
(i)	"registered address" of a director means his address as recorded in the Company's register of directors to be kept pursuant to the Company Act;
(j)	"reporting company" has the meaning assigned thereto by the Company Act;
(k)	"seal" means the common seal of the Company, if the Company has one;
(l)	"special resolution" has the meaning assigned thereto by the Company Act.

1.2
 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

1.3
Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation.

1.4
The definitions in the Company Act shall, with the necessary changes and so far as applicable, apply to these Articles.

1.5
The regulations contained in Table A in the First Schedule to the Company Act shall not apply to the Company.

PART 2 - SHARES AND SHARE CERTIFICATES

2.1
The authorized capital of the Company shall consist of shares of a class or classes, which may be divided into one or more series, as described in the Memorandum of the Company and shall be evidenced or represented in the form of a certificate, and each class of shares shall have a distinct form of certificate.

2.2
Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Company Act.

2.3
Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him or upon paying a sum not exceeding the amount permitted by the Company Act, as the directors may from time to time determine, several certificates each for one or more of those shares; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the post by registered pre-paid mail to the member entitled thereto at his registered address, and the Company shall not be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the post or stolen.

2.4
Certificates shall be available for delivery by the Company within one month after the allotment of and payment in full for any of its shares, or within one month after the delivery to the Company of an instrument of transfer, unless the conditions of the share otherwise provide, or where the Company has issued shares with a special right to convert attached thereto, within one month after receipt by the Company of the share certificate for the share to be converted properly tendered for conversion.

2.5
If a share certificate:

(a)

is worn out or defaced, the directors may, upon production to them of that certificate and upon such other terms if any, as they may think fit, order the certificate to be cancelled and may issue a new certificate in lieu thereof;

(b)

is lost, stolen or destroyed, then upon proof thereof to the satisfaction of the directors and upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen or destroyed certificate, or

(c)

represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue registered in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

A sum, not exceeding that permitted by the Company Act, as the directors may from time to time fix, shall be paid to the Company for each certificate issued under this Article.

2.6
Except as required by law or statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

2.7
Every share certificate shall be signed manually by at least one officer or director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and a certificate signed in either of those fashions shall be as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced on a share certificate has ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.

2.8
The certificates of shares registered in the name of two or more persons shall be delivered to the person first named on the register.

PART 3 - ISSUE OF SHARES

3.1
The Company may commence business forthwith upon its incorporation notwithstanding that any part of the capital of the Company may remain unallotted or unsubscribed.

3.2
Subject to the Company Act and any provision contained in a resolution passed at a general meeting authorizing any alteration of the capital of the Company, the unissued shares of the Company together with any shares of the Company purchased or redeemed by the Company and not cancelled shall be under the control of the directors who may, subject to the rights of the holders of the shares of the Company for the time being, issue, allot, sell, grant options on, or otherwise dispose of such shares to such persons, including directors, and upon such terms and conditions, and at such price or for such consideration, as the directors, in their absolute discretion, may determine.

3.3
While the Company is not a reporting company and if the directors are so required by the Company Act, they shall, before allotting any shares of the Company, first offer such shares pro rata to the members in the following manner:

(a)	if the shares are not divided into classes the directors shall make such offer pro rata to the members;
(b)

if there are classes of shares, the directors shall make such offer pro rata to the members holding all shares of the class proposed to be allotted and if any shares remain, the directors shall then offer the remaining shares pro rata to the other members;

(c)	any such offer shall be made by notice specifying the number of shares offered and limiting a time for acceptance which shall not be less than seven days;

(d)

after the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer is made that he declines to accept the offer, and if there are no other members holding shares who should first receive an offer, the directors may for three months thereafter offer the shares to such persons and in such manner as they think most beneficial to the Company; but the offer to those persons shall not be at a price less than, or on terms more favorable than, the offer to the members; and

(e)

the directors shall not be required to make such an offer to a member who has waived in writing his right to receive such offer and, while the Company is a reporting company, such pro rata offering need not be made.

3.4
The Company may at any time, subject to the Company Act, pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares of the Company, which commission or discount, except where the Company is a specially limited company, shall not, in the aggregate exceed twenty-five percent (25%) of the subscription price. Where the Company is a specially limited company, such discount or commission shall not exceed ninety-five percent (95%) of the subscription price or the par value, whichever is the greater. The company may also pay such brokerage as may be lawful.

3.5
The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.6
Except as provided for by the Company Act, no share may be issued until it is fully paid by the receipt by the Company of the full consideration therefor in cash, property or past services actually performed for the Company. The document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Article. The value of property and services for the purpose of this Article shall be the fair market value thereof as determined by the directors by resolution.

3.7
The directors may determine the price or consideration at or for which shares without par value may be issued.

3.8
The Company may, subject to the Company Act, issue share purchase warrants upon such terms and conditions as the directors shall determine, which share purchase warrants may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other security issued or created by the Company from time to time.

PART 4 - SHARE TRANSFERS

4.1
Subject to the restrictions, if any, set forth in these Articles, (see Part 24), any member may transfer his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's form of share certificates, and in any form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of share.

4.2
Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share.

4.3
The signature of the registered owner of any shares, or of his duly authorized attorney, upon the instrument of transfer constitutes an authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its agents.

4.4
The Company, and its directors, officers and agents are not bound to enquire into any title of the transferee of any shares to be transferred, and are not liable to the registered or any intermediate owner of those shares, for registering the transfer.

4.5
There shall be paid to the Company in respect of the registration of any transfer a sum, not exceeding that permitted by the Company Act, as the Directors deem fit.

4.6
The Company may appoint one or more trust Companies as its transfer agent or registrar for the purpose of issuing, countersigning, registering, transferring and certifying the shares and share certificates of the Company and the Company may cause to be kept one or more branch registers of members at such places within or without British Columbia. The directors may from time to time by resolution, regulations or otherwise make such provisions as they think fit respecting the keeping of such registers or branch registers.

PART 5 - TRANSMISSION OF SHARES

5.1
In case of the death of a member, not being one of several joint holders, the representative as set out in the Company Act of the deceased shall be the only person recognized by the Company as having any title to the shares registered in the name of such member, and in the case of death of any one or more of the joint registered holders of any share, the survivor or survivors shall be the only person or persons recognized by the Company as having any title to or interest in such share, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by him with other persons.

5.2
A member's guardian, committee, trustee, curator, tutor, personal representative or Trustee in bankruptcy who becomes entitled to a share as a result of the death or bankruptcy of any member shall, upon production to the registered office of the Company of such documents as may be required by the Company Act be registered as holder of the share to which he is so entitled.

5.3
Any person who becomes entitled to a share by operation of statute or as a result of an order of a court of competent jurisdiction, shall, upon production of such evidence as is required by the Company Act, be registered as holder of such share.

PART 6 - ALTERATION OF CAPITAL

6.1
The Company may, by ordinary resolution filed with the Registrar, amend its memorandum to increase the share capital of the Company by:

(a)	creating shares with par value or shares without par value, or both;
(b)	creating Preferred shares in one or more series and in one or more classes;
(c)	increasing the number of shares with par value or shares without par value, or both;
(d)	increasing the par value of a class of shares with par value, if no shares of that class are issued.

6.2
The directors may, by resolution, increase the consideration at or for which shares without nominal or par value may be issued.

6.3
Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these Articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

6.4
The Directors may, by resolution, fix the number of shares in, and determine the designation of the shares of each series and class of Preferred shares.

6.5
The Directors may, by resolution, alter the Articles of the Corporation to create, define and attach rights and restrictions to the shares of each series and class.

6.6
The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i)

The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii)

The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii)

The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)

Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)

Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)	Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(vii)	The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and
(viii)

Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

6.7
The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

6.8
The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

6.9
Unless these Articles elsewhere specifically otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares. A quorum for a class meeting of members shall be one person holding shares of that class present in person at the commencement of the meeting and representing in person or by proxy not less than one-third of the class of shares affected, and one person, if he is a quorum, may constitute a class meeting.

PART 7 - PURCHASE OF SHARES

7.1
Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class or series of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. Unless the shares are to be purchased through a stock exchange or unless the Company is purchasing the shares from dissenting members pursuant to the requirements of the Company Act, the Company shall make its offer to purchase pro rata to every member who holds shares of the class to be purchased, unless the purchase is of such a nature that the Company Act exempts such purchase from the requirement of making the offer to purchase pro rata to every member who holds shares of the class or series to be purchased.

7.2
If the company proposes at its option to redeem some but not all of the shares of any class or series, the directors may, subject to the special rights and restrictions attached to such class or series, decide the manner in which the shares to be redeemed shall be selected.

7.3
Subject to the provisions of the Company Act, any shares purchased or redeemed by the Company may be sold or issued by it, but, while such shares are held by the Company, it shall not exercise any vote in respect of these shares and no dividend shall be paid thereon.

PART 8 - BORROWING POWERS

8.1
The directors may from time to time at their discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of that sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures, or any mortgage or charge, whether specific or floating, or other security on the undertaking or the whole or any part of the property of the Company, both present and future.

8.2
The directors may make any debentures, bonds or other debt obligations issued by the Company by their terms, assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase, or otherwise, howsoever.

8.3
The directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

8.4
The Company shall keep or cause to be kept in accordance with the Company Act:

(a)	a register of its debentures and debt obligations, and
(b)	a register of the holders of its bonds, debentures and other debt obligations,

and subject to the provisions, the Company Act may keep or cause to be kept one or more branch registers of the holders of its bonds, debentures, or other debt obligations within or without the Province of British Columbia as the directors may from time to time determine and the directors may by resolution, regulations or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

8.5
If the directors so authorize, or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides, any bonds, debentures and other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of such directors or officers printed or otherwise mechanically reproduced thereon and in either case, shall be as valid as if signed manually, but no such bond, debenture or other debt obligation shall be issued unless it is manually signed, counter-signed or certified by or on behalf of a trust company or other transfer agent or registrar duly authorized by the directors or the instrument under which such bonds, debentures or other debt obligations are issued so to do. Notwithstanding that any persons whose facsimile signature is so used shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the actual issue thereof, the bond, debenture or other debt obligation shall be valid and binding on the Company.

8.6
Unless the conditions of issue of a debenture otherwise provide, the Company shall, within one month after the allotment of and payment for any debenture, have available for delivery the debenture so allotted and paid for. The Company shall, within one month after the delivery to it of an instrument of transfer of a debenture, have available for delivery the debenture transferred. If the directors of the Company refuse to register a transfer of a debenture, a notice of such refusal shall be sent to the prospective transferee within one month after the date on which the instrument of transfer was delivered to the Company.

8.7
The Corporation may purchase or otherwise acquire shares issued by it.

8.8
Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

PART 9 - GENERAL MEETINGS

9.1
Subject to Article 9.2 and to the Company Act, the first annual general meeting shall be held within 15 months from the date of incorporation and thereafter an annual general meeting shall be held once in every calendar year at such time, not being more than 13 months after the holding of the past preceding annual general meeting, and place as the directors shall appoint. In default of the meeting being so held, the meeting shall be held in the month next following and may be called by any two members in the same manner as nearly as possible as that in which meetings are to be called by the directors.

9.2
If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing each year to the business required to be transacted at the annual general meeting, that business shall be as valid as if transacted at an annual general meeting duly convened and held and, it is not necessary for the Company to hold an annual general meeting that year.

9.3
Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

9.4
The directors may, whenever they think fit, and they shall, promptly on the receipt of a requisition of a member or members of the Company representing not less than one-twentieth of such of the issued shares in the capital of the Company as at the date of the requisition carry the right of voting in all circumstances at general meetings, call an extraordinary general meeting of the Company.

9.5
Any such requisition, and the meeting to be called pursuant thereto, shall comply with the provisions of the Company Act.

9.6
Not less than 21 days' notice of any general meeting specifying the time and place of meeting and in case of special business, the general nature of that business shall be given in the manner mentioned in Article 21, or in such other manner, if any, as may be prescribed by ordinary resolution whether previous notice thereof has been given or not, to any person as may by law or under these Articles or other regulations of the Company entitled to receive such notice from the Company. But the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of such persons shall not invalidate any proceedings at that meeting.

9.7
All the members of the Company entitled to attend at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or, if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting, and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting. The directors may, for the purpose of determining members entitled to notice of, or to vote at, any general meeting or class meeting fix in advance a date as the record date, which date shall not be more than 49 days before the date of the meeting. Where no such record date is fixed, it shall be deemed to be the date on which the notice calling the general meeting or class meeting is mailed for the purpose of determining those members entitled to notice and to vote at such meeting.

9.8
Where any special business includes the presenting, considering, approving, ratifying or authorizing of the execution of any document, then the portion of any notice relating to such document shall be sufficient if the same states that a copy of the document or proposed document is or will be available for inspection by members at a place in the Province of British Columbia specified in such notice during business hours in any specified working day or days prior to the date of the meeting.

PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1
The following business at a general meeting shall be deemed to be special business:

(a)	all business at an extraordinary general meeting, and
(b)

all business that is transacted at an annual general meeting, with the exception of the consideration of the financial statement and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under these Articles, ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors.

10.2
Save as otherwise herein provided a quorum for a general meeting shall be:

(a)	two members or proxyholders representing two members; or
(b)	one member and a proxyholder representing another member

personally present at the commencement of the meeting and holding or representing by proxy not less than one-twentieth of the issued shares of a class of shares the holders of which are entitled to attend and to vote at such meeting. Where the Company has only one member, the quorum shall be that member or his proxyholder.

10.3
No business, other than the election of a chairman and the adjournment of the meeting shall be transacted at any general meeting unless the quorum requisite is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

10.4
If within one-half hour from the time appointed for a meeting, a quorum is not present, the meeting, if convened by requisition of the members, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time appointed, the person or persons present and being or representing by proxy, a member or members entitled to attend and vote at the meeting shall constitute a quorum.

10.5
The Chairman of the Board, if any, or in his absence the President of the Company shall be entitled to preside as chairman at every general meeting of the Company.

10.6
If at any meeting neither the Chairman of the Board, if any, nor the President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the directors present shall choose some one of their number to be chairman. If no director be present or if all the directors present decline to take the chair or shall fail to so choose, the members present shall choose one of their number to be chairman.

10.7
The chairman of the meeting may, with the consent of any meeting at which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of a general meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

10.8
Subject to the provisions of the Company Act, every question submitted to a general meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, directed by the chairman or demanded by a member entitled to vote who is present in person or by proxy, and the chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.9
No resolution proposed at a meeting need be seconded and the chairman of any meeting shall be entitled to move or second a resolution.

10.10
In case of an equality of votes upon a resolution the chairman shall not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member.

10.11
Subject to the provisions of Article 10.13, if a poll is duly demanded as aforesaid, it shall be taken in such manner and at such time within seven days from the date of the meeting and place as the chairman of the meeting directs, and either at once or after an interval or adjournment not exceeding seven days, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

10.12
A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.13
No poll may be demanded on the election of a chairman of a meeting and a poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

10.14
The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

10.15
Every ballot cast upon a poll and every proxy appointing a proxyholder who cast a ballot upon a poll shall be retained by the Secretary for the period and be subject to the inspection as the Company Act may provide.

PART 11 - VOTES OF MEMBERS

11.1
Subject to any special rights or restrictions for the time being attached to any shares, on a show of hands every member present in person shall have one vote, and on a poll every member, present in person or by proxy, shall have one vote for each share which is registered in his name.

11.2
Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.3
Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this Article, be deemed joint members.

11.4
A corporation, not being a subsidiary of the Company, that is a member may vote by its proxyholder or by its duly authorized representative. Such proxyholder or duly authorized representative is entitled to speak, vote, and in all other respects exercise the rights of a member and shall be deemed to be a member for all purposes in connection with any general meeting of the Company. Where the member is a subsidiary of the Company, the member shall not form part of the quorum, or vote or permit to be voted any shares of the Company registered in its name at a general meeting of members of the Company.

11.5
A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee and his committee may appoint a proxyholder.

11.6
A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion, he shall specify the number of shares each proxyholder shall be entitled to vote.

11.7
A proxy or an instrument appointing a duly authorized representative of a corporation shall be in writing, under the hand of the appointor or of his attorney duly authorized in writing, or, if such appointor is a corporation, either under its seal or under the hand of an officer or attorney duly authorized.

11.8
A proxyholder need not be a member of the Company if:

(a)	the Company is at the time a reporting company, or
(b)	the member appointing the proxyholder is a corporation, or
(c)	the Company shall have at the time only one member, or
(d)

the persons present in person or by proxy and entitled to vote at the meeting by resolution permit the proxyholder to attend and vote; for the purpose of such resolution the proxyholder shall be counted in the quorum but shall not be entitled to vote, and in all other cases a proxyholder must be a member of the Company.

11.9
A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice calling the meeting, not less than 48 hours before the time for holding the meeting at which the person named in the proxy proposes to vote, or shall be deposited with the chairman of the meeting prior to the commencement thereof. In addition to any other method of depositing proxies provided for in these Articles, the directors may from time to time make regulations permitting the lodgings of proxies appointing proxyholders at some place or places other than the place at which a meeting or adjourned meeting of members is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before the meeting or adjourned meeting to the Company or any agent of the Company for the purpose of receiving such particulars and providing that proxies appointing a proxyholder so lodged may be voted upon as though the proxies themselves were produced to the chairman of the meeting or adjourned meeting as required by this part and votes given in accordance with such regulations shall be valid and shall be counted.

11.10
A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or insanity of the member or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no prior notice in writing of the death, insanity, revocation or transfer as aforesaid shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting at which the vote was given.

11.11
Unless, in the circumstances, the Company Act requires any other form of proxy, a proxy appointing a proxyholder, whether for a specified meeting or otherwise, shall be in the form following, or in any other form that the directors shall approve:

(Name of Company)

The undersigned hereby appoints .......................................................................................................................................................
(or failing him ...............................................................................................................................
of ...............................................................................................................), as pro holder for the undersigned to attend at and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the.................................. day of .........., 20......... and at any adjournment of that meeting.

Signed this ................. day of ..............., 20...................
..................................................................
(Signature of Member)

PART 12 - DIRECTORS

12.1
The management of the business of the company shall be vested in the directors and the directors may exercise all such powers and do all such acts and things as the Company is, by its Memorandum or otherwise, authorized to exercise and do, and which are not by these Articles or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of all laws affecting the Company and of these Articles and to any regulations not being inconsistent with these Articles which shall from time to time be made by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that regulation had not been made.

12.2
The subscriber(s) to the Memorandum are the first directors. The directors to succeed the first directors and the number of directors may be determined in writing by a majority of the subscribers to the Memorandum. The number of directors may be changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but shall never be less than one while the Company is not a reporting company and three while the Company is a reporting company.

12.3
A director shall not be required to have any share qualification but any person not being a member of the Company who becomes a director shall be deemed to have agreed to be bound by the provisions of the Articles to the same extent as if he were a member of the Company.

12.4
The remuneration of the directors as such may from time to time be determined by the members, unless by ordinary resolution the directors are authorized to determine their remuneration. Such remuneration is to be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. The directors shall be repaid such reasonable expenses as they may incur in and about the business of the Company and if any director shall perform any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specifically occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

12.5
The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these Articles, and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

12.6
A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract or arrangement with the Company shall declare the nature of his interest at a meeting of the directors in accordance with the provisions of the Company Act. A director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he may be counted in the quorum present at the meeting at which such vote is taken. Subject to the Company Act, the foregoing shall not apply to:

(a)

any contract or transaction relating to a loan to the company, which a director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan, or

(b)	any contract or transaction made or to be made with, or for the benefit of an affiliated corporation of which a director is a director or officer, or
(c)	determining the remuneration of the directors, or
(d)	purchasing and maintaining insurance to cover directors against liability incurred by them as directors, or
(e)	the indemnification of any director by the Company.

Subject to the Company Act, the foregoing prohibitions and exceptions thereto may from time to time be suspended or amended to any extent by ordinary resolution, either generally or in respect of any particular contract, arrangement or transaction or for any particular period.

12.7
A director may hold any office or place of profit under the Company, other than auditor, in conjunction with his office of director for such period and on such period and on such terms, as to remuneration or otherwise, as the directors may determine. Subject to compliance with the Company Act, no director or intended director shall be disqualified by his office from contracting with the office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the Company Act, no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested shall be liable to be avoided.

12.8
Any director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

12.9
A director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Company in general meeting otherwise directs.

12.10
Any director may, from time to time, appoint any person who is approved by resolution of the directors to be his alternate director. The appointee, while he holds office as an alternate director, shall be entitled to notice of meetings of the directors and, in the absence of the director for whom he is an alternate, to attend and vote thereat as a director or sign any resolution of directors to be consented to in writing, and shall not be entitled to be remunerated otherwise than out of the remuneration of the director appointing him. Any director may make or revoke an appointment of his alternate director by notice in writing or by telegram or cable to be delivered or addressed, postage or other charges prepaid, to the registered office of the Company. The directors may by resolution revoke any appointment of an alternate director, any such revocation to become effective upon notice thereof having been given to the director who made the appointment. No person shall act as an alternate for more than one director at any given time and no director may act as an alternate for any other director.

PART 13 - TERMINATION OF DIRECTORSHIP OF DIRECTORS

13.1
The directorship of a director shall be immediately terminated:

(a)	if by notice in writing to the Company at its registered office he resigns;
(b)	if he is removed pursuant to Article 14.2;
(c)	if convicted within or without the Province of an indictable offence and the other directors resolve to remove him; or
(d)	if he ceases to be qualified to act as a director under the Company Act.

PART 14 - RETIREMENT AND ELECTION OF DIRECTORS

14.1
At each annual general meeting of the Company all the directors shall retire and the Company shall elect a Board of Directors consisting of the number of directors for the time being fixed pursuant to these Articles. If in any calendar year the Company does not hold an annual general meeting, the directors appointed at the last annual general meeting of the Company shall be deemed to have been elected or appointed as directors on the last day on which the meeting could have been held pursuant to the Company Act and the directors so appointed or elected may hold office until other directors are appointed or elected or until the day on which the next annual general meeting is held.

14.2
The Company may by special resolution remove any director and, by ordinary resolution, appoint another person in his stead. Any director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.

14.3
The directors shall have power at any time and from time to time to appoint any person as a director, to fill a casual vacancy on the Board or a vacancy resulting from an increase of the number of directors necessitated by the Company Act upon the Company becoming a reporting company. Any director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.

PART 15 - PROCEEDINGS OF DIRECTORS

15.1
The directors may meet together at such places as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they see fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed such quorum shall be a majority of the Board. The Chairman of the Board, if any, or in his absence the President of the Company, shall be chairman of all meetings of the Board, but if at any meeting neither the Chairman of the Board, if any, nor the President shall be present within 15 minutes after the time appointed for holding the same or if both the Chairman of the Board and the President, being present decline to act, the directors present may choose some one of their number to be chairman at such meeting. A director interested is to be counted in a quorum notwithstanding his interest. In the event the Company is a one-man company, a quorum shall consist of one.

15.2
A director may at any time, and the Secretary shall, upon the written request of a director, call a meeting of the directors. Reasonable notice thereof specifying the time and place of such meeting shall be mailed, postage prepaid, addressed to each of the directors at his registered address before the time fixed for the meeting or such notice may be given to each director either personally or by leaving it at his usual business or residential address or by telephone, telegram, telex or other method of transmitting visually recorded messages. It shall not be necessary to give to any director notice of a meeting of directors immediately following a general meeting at which such director has been elected or notice of a meeting of directors at which such director shall have been appointed. Accidental omission to give notice of a meeting of directors to, or the non-receipt of notice by, any director, shall not invalidate the proceedings at that meeting.

15.3
A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, power and discretion for the time being vested in or exercisable by the directors.

15.4
The continuing directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of directors, the continuing directors or director may act for the purpose of filling vacancies increasing the number of directors to that number, or for the purpose of summoning a general meeting of the Company, but for no other purpose.

15.5
The directors may delegate any but not all of their powers to committees consisting of such of the directors as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the directors, and shall keep regular minutes of their transactions and shall cause such minutes to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board shall require.

15.6
A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meetings the chairman is not present within 15 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

15.7
The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote.

15.8
All acts done by any meeting of the directors or by a committee of directors or by any person acting as a director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

15.9
For the first meeting of the Board to be held immediately following the appointment or election of a director or directors at an annual or general meeting of shareholders or for a meeting of the Board at which a director is appointed to fill a vacancy in the Board, no notice of such meetings shall be necessary to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided that a quorum of directors is present.

15.10
Any director of the Company who may be absent either temporarily or permanently from the Province of British Columbia may file at the office of the Company a waiver of notice which may be by letter, telegram or cable of any meeting of the directors and may at any time withdraw such waiver, and until such waiver is withdrawn, no notice of meetings of directors shall be sent to such director, and any and all meetings of the directors of the Company, notice of which shall not have been given to such director, shall, provided a quorum of the directors is present, be valid and binding upon the Company.

15.11
Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall not have a second or casting vote.

15.12
A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages by all of the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the dates stated therein or the latest date stated on any counterparts.

15.13
A director may participate in a meeting of the Board or of any committee of the directors through the use of conference telephones or other communication facilities by means of which all directors participating in the meeting can hear each other and provided that all such directors agree to such participation. A director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefore and be entitled to speak and vote thereat.

PART 16 - OFFICERS

16.1

The Board of Directors shall from time to time appoint a President and a Secretary and may appoint such other officers of the Company as it may determine, none of whom, save the Chairman of the Board, if any, and the President, need be directors. Such officers shall be qualified pursuant to the Company Act to hold office. One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member.

16.2
All appointments of officers shall be made upon such terms and conditions and at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the directors may determine, and every such appointment shall be subject to termination at the pleasure of the directors unless otherwise fixed by contract.

16.3
Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and nature, character and extent of the conflict.

16.4
The Secretary of the Company shall:

(a)	keep or cause to be kept the records of the Company in accordance with the provisions of the Company Act;
(b)

make or cause to be made all required filings with the Registrar of Companies for the Province of British Columbia, including the filing within 14 days of being passed, a certified copy of every resolution which by the Company Act does not take effect until such filing has been made; and

(c)	perform such other duties as may be assigned to the office.

PART 17 - MINUTES, DOCUMENTS AND RECORDS

17.1
The directors shall cause minutes to be duly entered in books provided for the purposes:

(a)	of all appointments of officers;
(b)	of the names of the directors or their alternates present at each meeting of directors and of any committee of directors;
(c)	of all orders made by the directors or committees of directors;
(d)	of all resolutions and proceedings of general meetings of the Company and of all meetings of the directors and of committees of directors;
(e)	of all waivers signed or resolutions passed by consent being given thereto in writing.

17.2
The directors shall cause the Company to keep at its records office or at such other place as the Company Act may permit, the documents, copy documents, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place.

PART 18 - EXECUTION OF DOCUMENTS

18.1
The directors may provide a common seal for the company and for its use and the directors shall have power from time to time to destroy the same and substitute a new seal in place thereof.

18.2
Subject to the provisions of the Company Act, the directors may provide for use in any other Province, Territory, State or Country an official seal, which shall have on its face the name of the Province, Territory, State or Country where it is to be used.

18.3
If the Company has a common seal, the directors shall provide for its safe custody and it shall not be impressed on any instrument except when such impression is attested by the signature or signatures of:

(a)	the President, a Vice-President or director, together with the Secretary or an Assistant Secretary; or
(b)	any two directors; or
(c)	such one or more directors or officers as may be prescribed from time to time by resolution of the directors; or
(d)	where the company has but one director, that director or the Secretary or an Assistant Secretary.

18.4
The signature of any officer of the Company may, if authorized by the directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and any instrument on which the signature of any such person is so reproduced shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such instrument. The term "instrument" as used in this Article shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements releases, receipts and discharges for the payment of money or other obligations, certificates of the Company's shares, share warrants of the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.

PART 19 - DIVIDENDS

19.1
The directors may declare dividends and fix the date of record therefore and the date for payment thereof. No notice need be given of the declaration of any dividend. If no date of record is fixed, the date of record shall be deemed to be the same date as the date the dividend is declared. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the directors as to the sufficiency of such funds and/or assets available for dividends shall be conclusive.

19.2
Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

19.3
No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

19.4
The directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of the Company, or in any one or more of these ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

19.5
Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares or any bonds, debentures or other debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

19.6
Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the shares held by them as joint holders, and the Company is not bound to see to the execution of any trust in respect of shares of the Company. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

19.7
No dividend shall be paid if:

(a)	the Company is insolvent; or

(b)	the payment of the dividend would render the Company insolvent; or
(c)

the Company has outstanding shares containing rights which provide that those shares shall be redeemed or purchased on or before a certain date and provision has not been made for a capital redemption fund in compliance with the Company Act.

19.8

A transfer of a share shall not pass the right to any dividend declared thereon before the registration of the transfer in the register.

19.9
Notwithstanding any other provisions of these Articles should any dividend result in any shareholders being entitled to a fractional part of a share of the Company, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without nominal or par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Company.

19.10
The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as appropriations from income, which shall at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the company may be properly applied, and pending such application may, either be employed in the business of the Company or be invested in such investments as the directors in their discretion may from time to time determine.

PART 20 - ACCOUNTS

20.1
The directors shall cause records and books of accounts to be kept as necessary to properly record the financial affairs and conditions of the Company and to comply with the provisions of statutes applicable to the Company.

20.2
The directors shall determine the place at which the accounting records of the Company shall be kept and those records shall be open to the inspection of any director during the normal business hours of the Company.

20.3
The directors shall determine to what extent, at what times and places and under what conditions the accounting records of the Company shall be open to the inspection of members.

PART 21 - NOTICES

21.1
In this Part 21, unless the context otherwise requires, the word notice shall include a notice, statement, report or any other document.

21.2
In addition to any other method of giving notice as set out in the Company Act, or as otherwise set out in these Articles, a notice may be given or delivered to any member or director, either personally or by sending it by post to him in a letter, envelope or wrapper, postage prepaid, addressed to the member or director at his registered address. A certificate signed by the Secretary or other officer of the Company or of any other corporation acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

21.3
A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

21.4
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

21.5
Any notice or document sent by post to or left at the registered address of any member shall, notwithstanding that member is then deceased and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased member, until some other person is registered in his place as the member or joint member in respect of those shares, and that service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

21.6
Any notice sent by post shall be deemed to have been served on the day following that on which the letter, envelope or wrapper containing that notice is posted, and in proving service thereof it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in a Canadian Government post office, postage prepaid.

21.7
If a number of days' notice or a notice extending over any other period is required to be given, the day of service shall not, unless it is otherwise provided in these Articles, be counted in the number of days or other period required.

21.8
Notice of every general meeting shall be given in the manner authorized by these Articles, to:

(a)	every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of mailing;
(b)	the personal representative of a deceased member;
(c)	the trustee in bankruptcy of a bankrupt member; and
(d)	the auditor of the Company, if any.

PART 22 - INDEMNIFICATION AND PROTECTION OF DIRECTORS,

OFFICERS, EMPLOYEES, AND CERTAIN AGENTS

22.1
The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company or by a corporation or other legal entity or enterprise, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that no one shall be indemnified hereunder:

(a)	if he has failed to carry out his duty to act in accordance with the Company Act or any rule of law; and in any event,
(b)	until court approval has been granted with respect to such indemnification.

The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

22.2
Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Part. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of the Corporation deems appropriate.

22.3
The Company shall indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, wilful act or default or fraud by such person in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

22.4
The indemnification and advancement of expenses provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall ensure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

22.5
The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it. The failure of a director or officer of the Company to comply with the provisions of the Company Act, the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

22.6
Subject to the Company Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own wilful act or default, negligence, breach of trust or breach of duty.

22.7
Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

22.8
The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise and his heirs and representatives against any liability incurred by him as a director, officer, employee or agent.

22.9
The indemnification and advancement of expenses provided by, or granted pursuant to, this Part shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

PART 23 - PROHIBITIONS AND RESERVATIONS

23.1
No transfer of shares shall be entered in the register of members without the prior approval of the majority of directors, and the Company shall not keep a branch register of members outside the Province of British Columbia unless the Company Act so permits.

23.2
The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles, in a manner now or hereafter prescribed pursuant to the provisions of the Company Act at the time in force; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles in its present form or as hereafter amended are granted subject to the rights reserved in this Part.

PART 24 - RESTRICTIONS ON SHARE TRANSFERS

24.1
Notwithstanding anything contained in these Articles the directors may in their absolute discretion decline to register any transfer of shares and shall not be required to disclose their reasons therefor; provided that at such time as the securities of the Company have been listed for trading on any stock exchange or any regulatory authority has accepted for filing and has issued a receipt for a prospectus qualifying the distribution of the Company's securities to the public, any restriction on the transfer of shares of the Company shall, by that fact, be removed.

24.2
No shares in the capital of the Company shall be transferred by any member, or the personal representative of any deceased member or trustee in bankruptcy of any bankrupt member, or the liquidator of a member which is a corporation, except under the following conditions.

(a)

A person (herein called the "proposing transferor") desiring to transfer any share or shares in the Company shall give notice in writing (herein called the "transfer notice") to the Company that he desires to transfer the same. The transfer notice shall specify the price, which shall be expressed in lawful money of Canada, and the terms of payment upon which the proposing transferor is prepared to transfer the share or shares and shall constitute the Company his agent for the sale thereof to any member or members of the Company at the price and upon the terms of payment so specified. The transfer notice shall also state whether or not the proposing transferor has had an offer to purchase the shares or any of them from, or proposes to sell the shares or any of them to, any particular person or persons who are not members and if so the names and addresses of such persons shall be specified in the transfer notice. The transfer notice shall constitute an offer by the proposing transferor to the other members of the Company holding shares of the class or classes included in the transfer notice and shall not be revocable except with the sanction of the directors. If the transfer notice pertains to shares of more than one class, then the consideration and terms of payment for each class of shares shall be stated separately in the transfer notice.

(b)

The directors shall forthwith upon receipt thereof transmit the transfer notice to each of the members, other than the proposing transferor, holding shares of the class or classes set forth in the transfer notice and request the member to whom the transfer notice is sent to state in writing within 14 days from the date of the transfer notice whether he is willing to accept any, and if so, the maximum number of shares he is willing to accept at the price and upon the terms specified in the transfer notice. A member shall only be entitled to purchase shares of the class or classes held by him.

(c)

Upon the expiration of the 14-day notice period referred to in Article 24.2 (b), if the directors shall have received from the members entitled to receive the transfer notice sufficient acceptances to take up the full number of shares offered by the transfer notice and, if the transfer notice includes shares of more than one class, sufficient acceptances from the members of each class to take up the full number of shares of each class offered by the transfer notice, the directors shall thereupon apportion shares so offered among the members so accepting and so far as may be, pro rata, according to the number of shares held by each of them respectively, and in the case of more than one class of shares, then pro rata in respect of each class. If the directors shall not have received sufficient acceptances as aforesaid, they may, but only with the consent of the proposing transferor who shall not be obliged to sell to members in the aggregate less than the total number of shares of one or more classes of shares offered by the transfer notice, apportion the shares so offered among the members so accepting so far as may be according to the number of shares held by each respectively but only up to the amount accepted by such members respectively. Upon any such apportionment being made the proposing transferor shall be bound upon payment of the price to transfer the shares to the respective members to whom the directors have apportioned same. If, in any case, the proposing transferor, having become so bound fails in transferring any share, the Company may receive the purchase money for that share and shall upon receipt cause the name of the purchasing member to be entered in the register as the holder of the shares and cancel the certificate of the share held by the proposed transferor, whether the same shall be produced to the Company or not, and shall hold such purchase money in trust for the proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchasing member and after his name has been entered in the register the validity of the proceedings shall not be questioned by any person.

(d)

In the event that some or all of the shares offered shall not be sold under the preceding Articles within the 14 day period referred to in Article 24.2 (b), the proposing transferor shall be at liberty for a period of 90 days after the expiration of that period to transfer such of the shares so offered as are not sold to any person provided that he shall not sell them at a price less than that specified in the transfer notice or on terms more favourable to a purchaser than those specified in the transfer notice.

(e)	The provisions as to transfer contained in this Article shall not apply:
(i)

if before the proposed transfer of shares is made, the transferor shall obtain consents to the proposed transfer from members of the Company, who at the time of the transfer are the registered holders of two-thirds or more of the issued shares of the class to be transferred of the Company or if the shares comprise more than one class, then from the registered holders of two-thirds or more of the shares of each class to be transferred and such consent shall be taken to be a waiver of the application of the preceding Articles as regards such transfer; or

(ii)

to a transfer of shares desired to be made merely for the purpose of effectuating the appointment of a new trustee for the owner thereof, provided that it is proved to the satisfaction of the Board that such is the case.

PART 25 - RIGHTS AND RESTRICTIONS ATTACHED TO SHARES

25.1
Subject to Article 6 and Articles 25.2, and 25.3 the special rights, privileges and restrictions attaching from time to time to any class or shares of the Company (including but without limiting the generality of the foregoing, as to conversion or not, whether redeemable or not, voting or not, cumulative or not, participating or not, bearing dividends or not and the amount or percentage of any such dividends, and on what terms or basis in each case) shall be as determined by the Company by special resolution and subject to the Company Act. The provisions of the Company's Articles relating in any manner to special resolutions or to the proceedings thereof or to the rights of members at or in connection therewith shall mutatis mutandis apply to the powers exercisable hereunder.

25.2
Every holder of the Class "A" Voting Shares without par value (here called the "common shares") shall be entitled to receive notice of any meeting of shareholders of the Company and shall be entitled to one (1) vote at all shareholders meetings for each such share so held.

25.3
Every holder of the Class "B" Preferred Redeemable Voting Shares without par value (here called the "Class "B" shares") shall respectively carry and be subject to the following rights and privileges, restrictions and limitations, that is to say:

(a)	shall be entitled to receive notice of any meeting of shareholders of the Company and shall be entitled to one (1) vote at all shareholders meetings for each such share so held;
(b)

the holders of the Class "B" Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the Board of Directors of the Company out of the monies of the Company properly applicable to the payment of dividends, fixed, non-preferential, non-cumulative dividends at the rate per share per annum of 7% of the amount equal to the redemption price. The Board of Directors shall be entitled from time to time to declare part of the said non-preferential, non-cumulative dividends for any financial year notwithstanding that such dividend for such financial year shall not be declared in full. If in any financial year of the Company, the Board of Directors in its discretion has not declared the said dividends or any part thereof on the Class "B" Shares for such financial year, then the rights of the holders of the Class "B" Shares to such dividend or to any undeclared part thereof for such financial year shall be forever extinguished. The holders of the Class "B" Shares shall not be entitled to any dividends other than or in excess of the non-preferential, non-cumulative dividends hereinbefore provided for;

(c)

the Company shall be entitled to require the holders of all or any portion of the Class "B" Shares to redeem said Class "B" Shares in full or in part at the Redemption Price at any time hereafter pursuant to the provisions of the Company Act. Payment for each share to be redeemed will be the amount of the redemption price as hereinafter defined plus an amount equal to all dividends that have been declared but not paid; in case a part only of the outstanding Class "B" Shares is at any time to be redeemed, the shares to be redeemed shall be selected by lot in such manner as the Directors in their discretion shall decide or, if the Directors so determine may be redeemed pro rata disregarding fractions, and the Directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares;

(d)

in any case of redemption of Class "B" Shares under the provisions of this paragraph 25.3, the Company shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Class "B" Shares to be redeemed a notice in writing of the intention of the Company to redeem such Class "B" Shares. Such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears on the books of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemptions. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption the Company shall pay or cause to be paid to or to the order of the registered holders of the Class "B" Shares to be redeemed the redemption price on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates for the Class "B" Shares called for redemption. Such Class "B" Shares shall thereupon be and be deemed to be redeemed. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Company. From and after the date specified in any such notice, the Class "B" Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. Should the holders of any Class "B" Shares so called for redemption fail to present the certificates representing such shares on the date specified for redemption the Company shall have the right to deposit the redemption price of such shares in a special account in any Chartered Bank or any Trust Company in Canada to be paid without interest to or to the order of the respective holders of such holders of such Class "B" Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made the Class "B" Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively;

(e)

in the event of the liquidation, dissolution or winding up of the Company or other distribution of the assets among the shareholders, the holders of the Class "B" Shares shall be entitled to receive the redemption price with respect to those shares together with any dividends declared and unpaid on the dates that such distribution is substantially completed. The holders of the Class "B" Shares shall be entitled to receive such amounts before any amounts shall be paid on or any property or assets of the Company distributed to the holders of any other shares. After payment to the holders of the Class "B" Shares of the amounts so payable to them they shall not be entitled to share in any further distribution of the property or assets of the Company. All remaining distribution of the property or assets shall be for the holders of any other shares;

25.4
For the purposes hereof and subject to all the provisions of this Part 25, the "Redemption Price" in respect of each of the Class "B" Shares issued for cash shall be the amount paid-up thereon and the "Redemption Price" in respect of each of the Class "B" Shares issued in exchange for property acquired by the Company or in exchange for the surrender of any other shares of the Company (the "Property") shall be the amount designated by the directors of the Company as the value of the Property for the purposes of the exchange less an amount equal to the aggregate of any cash paid, promissory note issued and indebtedness assumed by the Company (the "Deducted Amount") in partial payment for the Property, all divided by the number of the Class "B" Shares issued in exchange therefore.

25.5
If any federal or provincial taxing authority assesses or reassesses the Company or a holder (including a former holder) of Class "B" Shares on the basis of a determination that the aggregate fair market value of the Property less the Deducted Amount is other than the aggregate Redemption Price of the Class "B" Shares issued in exchange for the Property (the "Subject Class "B" Shares) as determined and designated by the directors of the Company, and

(a)	the assessment or reassessment is not disputed by the Company or holder; or
(b)

the assessment or reassessment is disputed, a final settlement is reached with the applicable taxing authority or a court of competent jurisdiction makes a final determination that the value of the Property less the Deducted Amount at the effective time of the exchange is other than the aggregate Redemption price of the Subject Class "B" Shares issued in exchange therefore as determined and designated by the directors and the Company;

any one of which events is herein called the "Final Determination", then:
(c)

if none of the Subject Class "B" Shares have been redeemed prior to the Final Determination the Redemption Price of each of the Class "B" Shares shall be increased or decreased nunc pro tunc, as the case may be, to an amount (the "New Value") equal to the value of the Property as determined by the Final Determination minus the Deducted Amount, divided by the number or the Subject Class "B" Shares;

(d)

if some, but not all of the Subject Class "B" Shares have been redeemed prior to the Final Determination, the Redemption Price for each of the remaining Subject Class "B" Shares shall be equal to the New Value minus the aggregate Redemption Price paid for the Subject Class "B" Shares previously redeemed, divided by the number of Subject Class "B" Shares outstanding at the time of the Final Determination. If the aggregate Redemption Price for the remaining Subject Class "B" Shares as a result of this adjustment is a negative number, the Redemption Price for each of the remaining Subject Class "B" shares shall be nil and the holder of the Subject Class "B" Shares previously redeemed shall pay on demand to the Company in cash an amount equal to the aforesaid negative number. The liability of each holder (including a former holder) of Subject Class "B" Shares previously redeemed for the aforesaid negative number shall be in proportion to the aggregate Redemption Price received by that holder for Subject Class "B" Shares previously redeemed that were registered in that holder's name as a percentage of the aggregate Redemption Price paid in respect of all Subject Class "B" Shares previously redeemed;

(e)

if at the time of the Final Determination, there are no Class "B" Shares outstanding and if the New Value exceeds the aggregate Redemption Price previously paid on the Subject Class "B" Shares, the amount of excess shall be payable in the form of additional preferred shares equal to the amount of excess divided by the redemption price per Class "B" Share; and

(f)

if at the time of the Final Determination, there are no subject Class "B" Shares outstanding and if the New Value is less than the aggregate Redemption Price previously paid on redemption of the Subject Class "B" Shares, the difference between the New Value and the aggregate Redemption Price previously paid shall be a debt payable on demand to the Company in cash by the former holders whose Subject Class "B" Shares were redeemed and the liability of each former holder of Subject Class "B" Shares previously redeemed for the difference shall be in proportion to the aggregate Redemption Price received by that holder for Subject Class "B" Shares previously redeemed that were registered in the holder's name as a percentage of the aggregate Redemption Price paid in respect of all Subject Class "B" Shares previously redeemed.

25.6
Before redeeming any Class "B" Shares hereunder, the directors of the Company shall be entitled to receive from the holder of any Class "B" Shares to be redeemed a document containing an acknowledgement of the terms of the Article 25.5 and a commitment under seal that the holder will be bound by those terms, which commitment shall be binding on the holder and the holder's heirs, representatives, successors and assigns.

25.7
If a Final Determination is made, the amount of contributed surplus, if any, in the aggregate, recorded on the books of the Company at the time of the issue of the Subject Class "B" Shares in consideration of the Property shall be increased by an amount equal to the positive difference, as the case may be, between the New Value and the Redemption Price multiplied by the number of Subject Class "B" Shares originally issued. The Directors of the Company shall be authorized to make all adjustments retroactively to the date of issue of the Subject Class "B" Shares as may necessary to give effect to this Article.

25.8
In the event that the Redemption Price is adjusted pursuant to Article 25.5, the amount of dividends declared and paid or declared and unpaid on the Subject Class "B" Shares shall be adjusted with reference to the adjusted Redemption Price, it being intended that the effect on any such adjustment made pursuant to Article 25.5 and this Article 25.8 shall be to place the Company and the holders, or former holders of the Subject Class "B" Shares (the "Subject Holders"), in the same position they would have been had the adjusted Redemption Price been the Redemption Price as originally determined. Any monetary adjustments shall be effected by payment by the Company to the Subject Holders or repayment by the Subject holders to the Company, as may be required, and the Directors of the Company shall cause all steps to be taken to give effect to the provisions of this Article 25.5.

FULL NAME(S), ADDRESS(ES), AND OCCUPATION(S) OF SUBSCRIBERS

Bruce Johnstone, Businessman 102 Donaghy Avenue, North Vancouver, B.C. V7P 2L5	/s/ Bruce Johnstone

DATED at West Vancouver, B.C. , this 14th day of April , 2003.